UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2010

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2010, each member of the executive staff of InterDigital, Inc. (the "Company"), including each named executive officer, was granted, pursuant to the Company’s 2009 Stock Incentive Plan, an award of one thousand (1,000) shares of restricted stock (the "Restricted Stock") upon the terms and subject to the conditions set forth in a Term Sheet for Restricted Stock (the "Term Sheet") and Standard Terms and Conditions for Restricted Stock (the "Terms and Conditions" and, together with the Term Sheet, the "Agreement").

The Agreement contemplates that the grantee shall not be permitted to sell, transfer, pledge or assign the restricted stock before the first anniversary of the grant date.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the actual terms of the Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 InterDigital, Inc. Term Sheet for Restricted Stock (Supplemental Award).

10.2 InterDigital, Inc. Standard Terms and Conditions for Restricted Stock (Supplemental Award).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

January 22, 2010	By:	/s/ Jannie K. lau

Name: Jannie K. lau
Title: Associate General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	InterDigital, Inc. Term Sheet for Restricted Stock (Supplemental Award)
10.2	InterDigital, Inc. Standard Terms and Conditions for Restricted Stock (Supplemental Award)